                                                                    EXHIBIT 23.1

                [DASZKAL BOLTON MANELA DEVLIN & CO. LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    We hereby consent to the use in Registration Statement on Form SB-2 of our reports dated for the following companies as follows:


COMPANY                            YEAR ENDED                 DATE OF REPORT
---------------------------------  ------------------------   -----------------

Colorsmart.com, Inc.               November 30, 1999 & 1998   January 21, 2000
Advertising That Works, Inc.       December 31, 1999 & 1998   January 14, 2000
Magnum Digital Services            December 31, 1999 & 1998   January 26, 2000
Display Arts, Inc.                 December 31, 1999 & 1998   January 21, 2000
Jamberry Lake Digital Media, Inc.  December 31, 1999          February 7, 2000



Boca Raton, Florida
February 21, 2000


/s/ DASZKAL BOLTON MANELA DEVLIN & CO., CPAS